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                                                                  EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of True North Communications Inc.:

As independent public accountants, we hereby consent to the incorporation by reference of our reports in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No.'s 33-15126, 33-41128, 33-41129, 33-48523, 33-54273, 33-54279, 333-41189, and 333-52989) and Form S-3 (File No.'s
333-68485, 333-24759, 333-73301, 333-57495, 333-73303) and all previously filed
Registration Statements on Form S-8 and Form S-3.

Arthur Andersen LLP

Chicago, Illinois,
March 29, 1999